UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina  28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

DUKE ENERGY OHIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-232	31-0240030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

139 East Fourth Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On Wednesday, August 29, 2012, Duke Energy Ohio, Inc. (the “Company” or “Duke Energy Ohio”) filed an application with the Public Utilities Commission of Ohio (the “PUCO”) seeking the establishment of a cost-based capacity charge under the new state compensation mechanism that allows fixed resource requirement (“FRR”) entities to recover their embedded costs for capacity. The Company is an FRR entity in PJM Interconnection, L.L.C. until May 31, 2015.  The Company has requested the following: (1) an order establishing the amount of a cost-based capacity charge for Duke Energy Ohio; (2) an order establishing a deferral to account for the difference between the market-based capacity rates current being recovered by Duke Energy Ohio for the provision of capacity services and its cost of providing such services; and (3) an order establishing a new rider pursuant to which the deferred amounts will be collected, with the rates under such rider to be established in a separate, future proceeding.  The Company continues to move forward with obtaining the remaining regulatory approvals to transfer its legacy generation assets to an affiliate or subsidiary by no later than December 31, 2014, as required by its Electric Security Plan.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: August 30, 2012	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

DUKE ENERGY OHIO, INC.

Date: August 30, 2012	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Executive Vice President and Chief Legal Officer